UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Colony NorthStar Credit Real Estate, Inc.

(Exact name of registrant as specified in its charter)

Maryland	38-4046290
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

515 S. Flower Street, 44th Floor Los Angeles, California	90071
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Class A common stock, $0.01 par value per share	The New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates:

333-221685

Securities to be registered pursuant to Section 12(g) of the Act:

None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

The description of the shares of Class A common stock, $0.01 par value per share (the “Class A Common Stock”), of Colony NorthStar Credit Real Estate, Inc. (the “Company”) included under the heading “Description of the Company Capital Stock” in the prospectus forming part of the Company’s Registration Statement on Form S-4 (File No. 333-221685), initially filed with the Securities and Exchange Commission (the “Commission”) on November 21, 2017, as amended (the “Registration Statement”), is incorporated herein by reference. The prospectus filed on December 6, 2017 with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, relating to the Registration Statement, shall be deemed to be incorporated herein by reference. In addition, information relating to the Company’s Class A Common Stock under the heading “Certain Provisions of Maryland Law and of the Company Charter and the Company Bylaws” in the Registration Statement shall be deemed incorporated herein by reference.

Item 2. Exhibits.

Not applicable.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: January 31, 2018	COLONY NORTHSTAR CREDIT REAL ESTATE, INC.

	By:	/s/ David A. Palamé
David A. Palamé
General Counsel and Secretary